Exhibit 99.1

Cavico Appoints Philip Bolles as Chief Financial Officer

HANOI, Vietnam, Jan. 24, 2011 (GLOBE NEWSWIRE) -- Cavico Corp. (Nasdaq:CAVO - News) ("Cavico" or the "Company"), a major infrastructure construction, infrastructure investment, and natural resources conglomerate based in Vietnam, today announced that Philip Bolles has been named Chief Financial Officer, effective immediately. Mr. Bolles is familiar with Cavico and its businesses from serving as an independent director on Cavico's Board of Directors and its Audit, Compensation, and Nominating committees. He has resigned from the Board of Directors to assume the role of CFO.

Mr. Bolles will replace June Kim, who resigned as the Company's Chief Financial Officer for personal reasons unrelated to the Company. Ms. Kim will continue to serve the Company as a consultant, her role at Cavico prior to being appointed CFO.

Prior to joining Cavico, Mr. Bolles was a managing consultant at the San Diego-based Global Commercial Strategies Group, where he provided SEC and GAAP financial reporting advisory and compliance services to public companies in the software development, construction, and pharmaceutical industries. From 2007 to 2008, he also served as CFO of Retail Pro, Inc., a retail software company based in La Jolla, California, where he corrected previous financial reporting compliance issues and significantly improved cash flow from operations. From 1989 to 1992, he was Executive Director and CFO of William R. Kennedy & Associates, a consulting firm serving international clients. He graduated with honors from the University of San Diego with a Bachelor of Science degree in Accounting and was licensed as a Certified Public Accountant in California.

"Philip brings more than forty years of financial experience to his new role as the Company's Chief Financial Officer. His hands-on knowledge and understanding of accounting and finance, as well as his prior experience working with international companies, will greatly benefit Cavico. I believe he will quickly make positive contributions in his new role," commented Ha Quang Bui, Chairman and Chief Executive Officer of Cavico Corp. "We expect Phil to work closely with our accountants in Vietnam and our auditors in the United States to refine the quality of our financial reports."

Philip Bolles, commenting on his appointment, stated, "I am fully committed to achieving the goals of Cavico in both the U.S. and Vietnam. In addition to strengthening Cavico's financial reporting and the timeliness of its public filings, I intend to optimize Cavico's cash flow management and investment to help Cavico expand its core business operations."

About Cavico Corp.

Cavico Corp. is focused on large infrastructure projects, which include the construction of hydropower facilities, dams, bridges, tunnels, roads, mines and urban buildings. Cavico is also making investments in hydropower facilities, cement production plants, mineral exploration and urban developments in Vietnam. The company employs more than 3,000 employees on projects worldwide, with offices throughout Vietnam and a satellite office in Australia. The Company now has three subsidiaries, Cavico Mining(HSX:MCV), Cavico Industry & Mineral (HNX:CMI), and Cavico Construction Manpower & Services (HNX: CMS), which are listed in Vietnam on the Ho Chi Minh and Hanoi Stock Exchanges.

Founded in 2000, Cavico is a major infrastructure construction, infrastructure investment and natural resources conglomerate headquartered in Hanoi, Vietnam. Cavico is highly respected for its core competency in the construction of mission-critical infrastructure including hydroelectric plants, highways, bridges, tunnels, ports and urban community developments. One of the Company's primary competitive advantages is its ability to nurture a project "from concept through completion" with a vertical portfolio of interrelated investment, permitting, design, construction management and facility maintenance services. Cavico's project partners include top multi-national corporations and government organizations. The Company employs more than 3,000 full-time, part-time, and seasonal workers. For more information, visit http://www.cavicocorp.com. Information on the Company's Web site or any other Web site does not constitute a portion of this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company's ability to obtain the necessary financing to continue and expand operations, to market its construction services in new markets and to offer construction services at competitive pricing, the Company's ability to complete projects in the time frame specified; anticipated revenue from the projects to attract and retain management, and to integrate and maintain technical information and management information systems; the effects of currency policies and fluctuations, general economic conditions and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. These statements include, without limitation, statements regarding our ability to prepare the Company for growth; the Company's planned expansions, and predictions and guidance relating to the Company's future financial performance. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Cavico Corp.
Timothy Pham
Vice President and Director
+1-714-843-5456
cavicohq@cavico.us
Investor Relations Contact:
Dave Gentry
RedChip Companies, Inc.
800-733-2447, Ext. 104
407-644-4256, Ext. 104
info@redchip.com